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                      SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C. 20549







                                   FORM 8-K
                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




         Date of Report                                     April 28, 1995
(Date of earliest event reported)




                          DEKALB Genetics Corporation
            (exact name of registrant as specified in its charter)




                                   Delaware
                (State or other jurisdiction of incorporation)





        0-17005                                              36-3586793
(Commission File Number)                                   (IRS Employer
                                                       Identification Number)




3100 Sycamore Road, DeKalb, Illinois                            60115
(Address of principal executive offices)                      (Zip Code)





                                 815-758-3461
             (Registrant's telephone number, including area code)
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Item 5.  Other Events

On Friday, April 28, 1995, DEKALB Genetics Corporation sold its poultry operations for cash of $12.5 million. In addition, the company retained certain non-operating assets which will be sold in the normal course of business. Central Farm of America Inc., an affiliate of Toskoku Ltd., purchased the stock. The company expects to report a gain on the sale of stock.

See attached press release for further information.




                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.





                                                 DEKALB Genetics Corporation





Date:  May 2, 1995                         By:     Bruce P. Bickner
                                                Bruce P. Bickner, Chairman
                                                and Chief Executive Officer





Date:  May 2, 1995                         By:      Thomas R. Rauman
                                              Thomas R. Rauman, Vice-President
                                                and Chief Financial Officer
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Thomas R. Rauman
Chief Financial Officer
(815) 758-9223


FOR IMMEDIATE RELEASE
FRIDAY, APRIL 28, 1995

DEKALB GENETICS SELLS POULTRY OPERATIONS TO TOSHOKU LTD.

DEKALB, Illinois, April 28, 1995 -- DEKALB Genetics Corporation said today that it has sold its poultry operations to Central Farm of America Inc., an affiliate of Toshoku Ltd., a Tokyo-based trading company specializing in food and food products. Toshoku has operations worldwide, including the U.S., Europe, and Asia. Under the terms of the sale, Central Farm of America Inc. acquired 100 percent of the shares of DEKALB Poultry Research, Inc., a wholly owned subsidiary of DEKALB.

DEKALB Poultry is a leading worldwide supplier of egg-laying breeding stock, with strong market positions in North America, the Pacific Rim and Latin America. DEKALB Poultry is the No. 1 supplier of egg-laying breeding stock in Japan, where it has been a long time supplier to Toshoku.

"DEKALB Poultry has been conducting research into layer performance for over 50 years and has played a major role in improving the profitability and productivity of DEKALB Poultry's breeding stock customers," said Bruce P. Bickner, DEKALB Genetics Corporation's chairman and chief executive officer. "In recent years, however, DEKALB Genetics has increasingly focused on its core seed and swine businesses, while poultry operations have become a comparatively smaller contributor to revenues and profits.

"As the U.S. layer-breeder market has matured, growth opportunities have shifted overseas, particularly in the Pacific Rim countries," Bickner added. "Toshoku's strong presence in the Pacific Rim, together with its marketing expertise, will allow DEKALB Poultry to better capitalize on those opportunities. At the same time, the sale proceeds will allow DEKALB Genetics to increase further its significant investment in seed and swine research and development programs to keep abreast of changing customer demand."

Based in DeKalb, Illinois, DEKALB Genetics Corporation will, after the divestiture, be engaged in the research, production and marketing of agricultural seed and hybrid swine breeding stock. DEKALB Genetics Corporation Class B Common Stock is traded on the NASDAQ National Market System, under the symbol SEEDB.